UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2011

OCCAM NETWORKS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33069	77-0442752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6868 Cortona Drive

Santa Barbara, CA 93117

(Address of Principal Executive Offices)(Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 22, 2011, at a special meeting of stockholders, the stockholders of Occam Networks, Inc. (“Occam”) adopted that certain Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Inc. (“Calix”), Ocean Sub I, Inc., a direct, wholly owned subsidiary of Calix (“Merger Sub One”), Ocean Sub II, LLC, a second direct, wholly owned subsidiary of Calix (“Merger Sub Two”) and Occam (the “Merger Agreement”), after which Calix completed its acquisition of Occam. Pursuant to the terms of the Merger Agreement, Merger Sub One merged with Occam in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with Occam continuing as the surviving entity as a wholly owned subsidiary of Calix (such merger referred to herein as the “First-Step Merger,” and the effective time of the First-Step Merger referred to herein as the “Effective Time”). Thereafter, in accordance with the Merger Agreement, Occam will merge with Merger Sub Two in accordance with the DGCL, with Merger Sub Two continuing as the surviving company (the “Second-Step Merger” and together with the First-Step Merger, the “Merger”) under the name Occam Networks, LLC as a direct, wholly owned subsidiary of Calix upon completion of the Second-Step Merger.

At the Effective Time, each outstanding share of Occam common stock (other than those shares with respect to which appraisal rights were available, properly exercised and not withdrawn) was converted into the right to receive (a) $3.8337 in cash plus (b) 0.2925 of a validly issued, fully paid and non-assessable share of Calix common stock.

In addition, (a) each outstanding Occam stock option or restricted stock unit as of immediately prior to the Effective Time which was or became vested as of the Effective Time with a per share exercise price that was less than (i) $3.8337 plus (ii) 0.2925 multiplied by the average volume weighted average trading price of Calix common stock during the five consecutive trading days ending on the trading day that was one day before the Effective Time, such amount being referred to as the cash-out consideration was and (b) all Occam options or restricted stock units held by persons who were not Occam employees or consultants immediately prior to the Effective Time were automatically cancelled and extinguished and the vested portion thereof was automatically converted into the right to receive the cash-out consideration for the aggregate number of shares of Occam common stock that were issuable upon the exercise of such stock options or restricted stock units, less any applicable per share exercise price.

Unvested portions of each outstanding Occam stock option or restricted stock unit held by employees who continued to be employed by Calix or its subsidiaries after the Effective Time that were not cashed out and cancelled as described above were, at the Effective Time, automatically converted into options or restricted stock units, as the case may be, for Calix common stock, subject to adjustments in accordance with the compensatory award exchange ratio, and are otherwise be subject to the terms and conditions of such award prior to the Effective Time, including vesting and exercisability.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Occam’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2010 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on February 22, 2011, Occam notified NASDAQ that the Effective Time had occurred, and trading of Occam common stock on the NASDAQ Global Market has been suspended, beginning February 23,2011. Occam also has requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to remove Occam’s common stock from listing on the NASDAQ Global Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Occam intends to file a certification on Form 15 requesting that Occam’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure under Item 2.01 hereto is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

Upon the Effective Time, on February 22, 2011, a change in control of Occam occurred, and Occam now is a wholly owned subsidiary of Calix. The disclosure under Item 2.01 hereto is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, all of the directors of Occam as of immediately prior to the Effective Time resigned as directors of Occam effective as of the Effective Time.

Pursuant to the terms of the Merger Agreement, the board of directors of Calix (the “Calix Board”) appointed Thomas Pardun as a member of the Calix Board, effective as of Effective Time. Immediately prior to the Effective Time, Mr. Pardun served as a non-employee director of Occam.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Occam were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub One in effect immediately prior to the Effective Time. The amended and restated certificate of incorporation and amended and restated bylaws of Occam are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, Proposals 1 and 2 were approved by Occam’s stockholders. The proposals are described in detail in the definitive proxy statement/prospectus, as amended, filed by Occam with the SEC on December 15, 2010. At the Special Meeting, the holders of 18,250,844 shares of Occam’s common stock, which represents approximately 84.66 percent of the shares of the Occam’s common stock outstanding and entitled to vote as of the record date of December 13, 2010, were represented in person or by proxy. The voting results of the Special Meeting are set forth below.

Proposal 1 — Approval of Merger Agreement – Occam’s stockholders adopted the Merger Agreement. The voting results were 13,707,405 shares “FOR,” 4,540,828 shares “AGAINST,” and 2,611 abstentions.

Proposal 2 — Adjournment of Special Meeting to Solicit Additional Proxies if there is an Insufficient Number of Votes to Approve the Merger Agreement – Occam’s stockholders approved the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there had been an insufficient number of votes at the time of such adjournment to approve the Merger Agreement. The voting results were 16,125,582 shares “FOR,” 2,116,604 “AGAINST,” and 8,658 abstentions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC, Occam Networks, Inc. (incorporated herein by reference to Exhibit 2.1 to Occam’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2010).

3.1	Amended and Restated Certificate of Incorporation of Occam Networks, Inc.

3.2	Amended and Restated Bylaws of Occam Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	OCCAM NETWORKS, INC.

	By:	/s/ Jeanne Seeley

Name:	Jeanne Seeley
Title:	Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC, Occam Networks, Inc. (incorporated herein by reference to Exhibit 2.1 to Occam’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2010).

3.1	Amended and Restated Certificate of Incorporation of Occam Networks, Inc.

3.2	Amended and Restated Bylaws of Occam Networks, Inc.